EXHIBIT 99.1

SMTC Appoints Clarke Bailey to Its Board of Directors

TORONTO, June 10, 2011 (GLOBE NEWSWIRE) -- SMTC Corporation   (Nasdaq:SMTX) (TSE:SMX), a global electronics manufacturing services provider, announced today the appointment of Mr. Clarke Bailey to its Board of Directors and to serve as the Chairman of its Audit Committee. Mr. Bailey is presently the Chairman and CEO of EDCI Holdings, Inc., a public manufacturing company. In addition to EDCI's Board, he serves as a Director on the Boards of Iron Mountain Corp. where he has served since 1998, and is currently Chairman of the Compensation Committee, and ACT Teleconferencing, Inc., where he has served since 2005 and is currently Chairman of the Governance and Nominating Committee.

Previously, Mr. Bailey served as the Chairman and CEO of Arcus, Inc. until 1998 and as Managing Director and Head of the Principal Investment Group at Oppenheimer & Co. until 1990. Mr. Bailey has also previously served as a Director on four other public company boards, five private company Boards, and three non-profit Boards of Trustees.

Alex Walker, SMTC's Chairman and Interim CEO, stated, "We are thrilled to welcome Clarke to the Board. His significant experience in manufacturing, finance and M&A, and on both public and private boards will help us to build value for our shareholders."

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1,000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2011, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

CONTACT: Jane Todd
         Senior Vice President, Finance and Chief Financial Officer
         (905) 479-1810, ext 2465
         Email: jane.todd@smtc.com